Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR  72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE SECOND QUARTER
                              ENDED JUNE 30, 2003


Tontitown, Arkansas, July 24, 2003 P.A.M. Transportation Services, Inc. (NASDAQ:
PTSI) today reported net income of $4,046,569 or diluted and basic earnings per share of $.36 for the quarter ended June 30, 2003, and $6,864,138 or diluted and basic earnings per share of $.61 for the six month period then ended. These results compare to net income of $5,033,512 or diluted and basic earnings per share of $.45, and $8,639,602 or diluted earnings per share of $.85 ($.86 basic), respectively, for the three and the six months ended June 30, 2002.

Operating revenues of $74,956,404 were reported for the second quarter of 2003, a 5.8% increase compared to $70,840,825 for the second quarter of 2002. Operating revenues for the six months ended June 30, 2003 were $145,095,314, an 8.2% increase compared to $134,154,304 for the six months ended June 30, 2002.

Robert W. Weaver, President of the Company, commented, "Revenue and earnings were good but not up to the desired expectations for the quarters compared. Consideration should be given to the tornado that struck Oklahoma City on May 8 which destroyed a portion of the Oklahoma General Motors facility which resulted in a complete plant shutdown for the remainder of the quarter. Although drivers and equipment were repositioned to other business, the disruption caused both a decrease in utilization from dedicated to non-dedicated freight but also the loss of a number of drivers that opted not to run a non-dedicated lane. While results were improved from the first quarter of 2003, they are down when they are compared to our second quarter 2002 which was a record quarter for the Company."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Friday, July 25, 2003 at 10:00 a.m. CDT (Please note that since the call will begin promptly at 10:00 a.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference telephonically by dialing (800) 915-4836. Please ask to be joined to the P.A.M. Transportation Services Second Quarter Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's web site after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need a PC that is internet enabled and have Real Player software and an internet browser such as Netscape or Microsoft Internet Explorer. The Company assumes no responsibility to update any information posted  on  its  Web  site.

P.A.M. Transportation Services, Inc., is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.


P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)

                                        Quarter ended June 30,       Six months ended June 30,
                                         2003           2002            2003           2002
                                         ----           ----            ----           ----
Operating revenues                   $74,956,404    $70,840,825     $145,095,314   $134,154,304
                                     -----------    -----------     ------------   ------------
Operating expenses:
 Salaries, wages and benefits         29,925,666     32,006,755       59,207,889     59,987,288
 Operating supplies                   12,711,627     13,065,313       26,871,034     25,078,477
 Rent/purchased transportation         9,562,452      2,879,238       16,589,576      5,673,992
 Depreciation/amortization             6,549,963      5,698,461       12,604,827     10,975,318
 Operating taxes and licenses          3,669,092      3,522,816        7,203,802      6,844,158
 Insurance and claims                  3,642,730      3,431,926        7,131,279      6,945,959
 Communications and utilities            635,027        643,173        1,236,301      1,259,265
 Other                                 1,195,926        820,057        2,209,219      1,601,695
 Loss on disposition of equipment          3,579         14,673           27,524         47,616
                                     -----------    -----------     ------------   ------------
Total operating expenses              67,896,062     62,082,412      133,081,451    118,413,768

Operating income                       7,060,342      8,758,413       12,013,863     15,740,536

Other income/(expense):
 Interest expense                       (426,622)      (369,227)        (684,196)    (1,341,200)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (426,622)      (369,227)        (684,196)    (1,341,200)
                                     -----------    -----------     ------------   ------------
Income before income taxes             6,633,720      8,389,186       11,329,667     14,399,336
Provision for income taxes             2,587,151      3,355,674        4,465,529      5,759,734
                                     -----------    -----------     ------------   ------------
Net income                           $ 4,046,569    $ 5,033,512     $  6,864,138   $  8,639,602
                                     ===========    ===========     ============   ============
Diluted earnings per share              $0.36          $0.45            $0.61          $0.85
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          11,332,383     11,237,739       11,335,673     10,112,415
                                     ===========    ===========     ============   ============

                                        Quarter ended June 30,       Six months ended June 30,
Truckload Operations                     2003           2002            2003           2002
--------------------                     ----           ----            ----           ----
Total miles                           58,902,908     61,365,501      116,125,705    115,982,967
Empty miles factor                          5.00%          3.75%            4.47%          4.33%
Revenue per total mile                     $1.09          $1.11            $1.09          $1.10
Total loads                               77,195         81,875          154,571        156,047
Revenue per truck per work day              $537           $599             $550           $589
Average company trucks                     1,740          1,623            1,685          1,584
Average owner operator trucks                124            145              127            141


                                        Quarter ended June 30,       Six months ended June 30,
Logistics Operations                     2003           2002            2003           2002
--------------------                     ----           ----            ----           ----
Total revenue                        $10,917,815    $ 3,038,283      $18,679,052    $ 6,068,878
Operating income                        $726,259        $45,384       $1,062,166        $97,934
